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Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN CORPORATION

COMPANY NAME	JURISDICTION OF INCORPORATION/ORGANIZATION
HMP Equity Holdings Corporation	Delaware
Huntsman Advanced Materials Argentina S.r.l.	Argentina
Huntsman (Argentina) S.r.l.	Argentina
Huntsman Building Products, LLC	Armenia
HCPH Holdings Pty Limited	Australia
Huntsman Chemical Australia Holdings Pty Limited	Australia
Huntsman Corporation Australia Pty Limited	Australia
Huntsman Polyurethanes (Australia) Pty Limited	Australia
Vantico Pty. Ltd.	Australia
Huntsman Advanced Materials (Austria) GmbH	Austria
Huntsman Advanced Materials (Belgium) BVBA	Belgium
Huntsman Advanced Materials (Europe) BVBA	Belgium
Huntsman (Belgium) BVBA	Belgium
Huntsman Corporation Belgium, B.V.B.A.	Belgium
Huntsman (Europe) BVBA	Belgium
Tioxide Europe NV/SA	Belgium
Huntsman Advanced Materials Quimica Brasil Ltda	Brazil
Huntsman (Brasil) Ltda.	Brazil
Huntsman do Brasil Participacoes Ltda.	Brazil
Huntsman Chemical Company of Canada, Inc.	Canada
Huntsman Corporation Canada Inc.	Canada
Huntsman International Canada Corporation	Canada
Tioxide Canada Inc.	Canada
Tioxide Americas Inc.	Cayman Islands
Guangdong Vantico Polymers Company Limited	China
Huntsman Advanced Materials (Hong Kong) Ltd.	China (Hong Kong)
Huntsman Chemical Trading (Shanghai) Ltd.	China
Huntsman International (Hong Kong) Ltd.	China (Hong Kong)
Huntsman Polyurethanes (China) Limited	China
Huntsman Colombia Limitada	Colombia
Huntsman (Czech Republic) Spol.sr.o	Czech Republic
Huntsman Advanced Materials Speciality Chemicals (Egypt) SAE	Egypt
Huntsman Advanced Materials (France) SAS	France
Huntsman Investments France SAS	France
Huntsman Saint Mihiel SAS	France
Huntsman Surface Sciences France SAS	France
Tioxide Europe SAS	France
CONDEA-HUNTSMAN GmbH & Co. KG	Germany
CONDEA-HUNTSMAN Verwaltungs-GmbH	Germany
Huntsman Advanced Materials Beteiligungs (Deutschland) GmbH	Germany
Huntsman Advanced Materials (Deutschland) GmbH & Co. KG	Germany
Huntsman Advanced Materials Management (Deutschland) GmbH & Co KG	Germany
Huntsman Advanced Materials Verwaltungs (Deutschland) GmbH & Co. KG	Germany

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  Exhibit 21.1
SUBSIDIARIES OF HUNTSMAN CORPORATION